Exhibit 99.1

Fabrinet Announces Second Quarter 2013 Financial Results

BANGKOK, Thailand – February 4, 2013 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the second quarter of fiscal 2013 ended December 28, 2012.

Fabrinet reported total revenue of $167.4 million for the second quarter of fiscal 2013, an increase of 73.3% compared to total revenue of $96.6 million for the comparable period in fiscal 2012. GAAP net income for the second quarter of fiscal 2013 was $16.7 million, or $0.48 per diluted share, compared to GAAP net loss of ($33.3) million, or ($0.97) per diluted share, in the second quarter of fiscal 2012. Non-GAAP net income in the second quarter of fiscal 2013 was $13.8 million, or $0.39 per diluted share, an increase of more than 100% compared to non-GAAP net income of $6.2 million, or $0.18 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Despite what remains a challenging macro environment, I am pleased with the results that we delivered in the second quarter of fiscal 2013, highlighted by solid revenue and earnings per share growth. We continue to work closely with new and existing customers and we remain committed to delivering value to all of our stakeholders.”

Business Outlook

Based on information available as of February 4, 2013, Fabrinet is issuing guidance for the third quarter of fiscal 2013 as follows:

Fabrinet expects third quarter revenue to be in the range of $147 million to $151 million. GAAP net income per share is expected to be in the range of $0.26 to $0.28 with expected non-GAAP net income per share of $0.29 to $0.31, based on approximately 35 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter 2013 Financial Results Conference Call
When:	Monday, February 4, 2013
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 89547259
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 89547259
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

Investor Conferences

Management will be presenting at the Stifel Nicolaus Technology Conference in San Francisco on Tuesday, February 5, 2013; the Morgan Stanley Technology, Media & Telecom Conference in San Francisco on Tuesday, February 26, 2013; and the Piper Jaffray Technology, Media and Telecommunications Conference in New York City on Wednesday, March 13, 2013.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the third quarter of fiscal 2013. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on November 6, 2012. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses and income (expense) related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of December 28, 2012 and June 29, 2012

(in thousands of U.S. dollars, except share data)	December 28, 2012	June 29, 2012
Assets
Current assets
Cash and cash equivalents	$128,098	$115,507
Trade accounts receivable, net	131,358	128,253
Inventory, net	99,681	103,223
Deferred tax assets	1,744	4,088
Prepaid expenses	1,334	3,571
Other current assets	6,934	6,029

Total current assets	369,149	360,671

Non-current assets
Property, plant and equipment, net	98,248	97,923
Intangibles, net	239	380
Deferred tax assets	2,914	1,764
Deposits and other non-current assets	635	624

Total non-current assets	102,036	100,691

Total assets	$471,185	$461,362

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$9,668	$9,668
Trade accounts payable	73,744	86,000
Construction-related payable	9	2,222
Income tax payable	724	353
Deferred tax liability	1,654	1,405
Accrued payroll, bonus and related expenses	5,805	5,181
Accrued expenses	2,707	2,630
Other payables	5,598	6,601
Liabilities to third parties due to flood losses	54,401	61,198

Total current liabilities	154,310	175,258

Non-current liabilities
Long-term loans from banks, non-current portion	24,077	28,911
Severance liabilities	5,017	4,420
Other non-current liabilities	1,582	2,064

Total non-current liabilities	30,676	35,395

Total liabilities	184,986	210,653

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 28, 2012 and June 29, 2012)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,535,980 shares and 34,470,829 shares issued and outstanding as of December 28, 2012 and June 29, 2012, respectively)	345	345
Additional paid-in capital	68,251	65,462
Retained earnings	217,603	184,902

Total shareholders’ equity	286,199	250,709

Total Liabilities and Shareholders’ Equity	$471,185	$461,362

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three and six months ended December 28, 2012 and December 30, 2011

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars)	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
Revenues	$167,426	$96,609	$326,051	$282,956
Cost of revenues	(149,056)	(87,680)	(289,959)	(251,143)

Gross profit	18,370	8,929	36,092	31,813
Selling, general and administrative expenses	(5,787)	(5,319)	(11,646)	(11,957)
Income (expense) related to flooding	4,825	(40,265)	9,645	(40,265)

Operating income (loss)	17,408	(36,655)	34,091	(20,409)
Interest income	271	224	459	419
Interest expense	(263)	(68)	(549)	(142)
Foreign exchange (loss) gain, net	(170)	787	107	600
Other income	183	59	373	156

Income (loss) before income taxes	17,429	(35,653)	34,481	(19,376)
Income tax (expense) benefit	(747)	2,399	(1,780)	1,777

Net income (loss)	$16,682	$(33,254)	$32,701	$(17,599)

Earnings (loss) per share
Basic	$0.48	$(0.97)	$0.95	$(0.51)
Diluted	0.48	(0.97)	0.94	(0.51)
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	34,517	34,396 *	34,501	34,309 *
Diluted	34,804	34,396 *	34,737	34,309 *

*	In accordance with the antidilutive provisions of ASC 260-10-45, basic and dilutive shares are the same for the period ended December 30, 2011

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended December 28, 2012 and December 30, 2011

	Six Months Ended
(in thousands of U. S. dollars)	December 28, 2012	December 30, 2011
Cash flows from operating activities
Net income (loss) for the period	$32,701	$(17,599)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,002	4,937
Amortization of intangibles	142	199
(Gain) loss on disposal of property, plant and equipment	(1)	9
Income related to flooding	(9,645)	—
Proceeds from insurers for business interruption losses related to flooding	4,741	—
Reversal of allowance for doubtful accounts	(36)	(24)
Unrealized gain on exchange rate and fair value of derivative	(722)	(43)
Share-based compensation	2,632	2,591
Deferred income tax	1,443	(2,291)
Other non-cash expenses	115	374
Inventory obsolescence	(376)	475
Loss from written-off assets and liabilities to third parties due to flood losses	—	33,263
Changes in operating assets and liabilities
Trade accounts receivable	(3,069)	19,868
Inventory	3,918	(12,813)
Other current assets and non-current assets	1,342	(451)
Trade accounts payable	(12,256)	(35,511)
Income tax payable	371	(812)
Other current liabilities and non-current liabilities	(1,573)	(1,583)
Liabilities to third parties due to flood losses	(6,797)	—

Net cash provided by (used in) operating activities	17,932	(9,411)

Cash flows from investing activities
Purchase of property, plant and equipment	(6,085)	(18,337)
Purchase of intangibles	(1)	(21)
Purchase of assets for lease under direct financing leases	—	(2,940)
Proceeds from direct financing leases	—	1,217
Proceeds from disposal of property, plant and equipment	2	5
Proceeds from insurers in settlement of claims related to flood damage	4,904	—

Net cash used in investing activities	(1,180)	(20,076)

Cash flows from financing activities
Receipt of long-term loans from banks	—	16,000
Repayment of long-term loans from banks	(4,834)	(2,464)
Proceeds from issuance of ordinary shares under employee share option plans	167	639
Withholding tax related to net share settlement of restricted share units	(10)	—

Net cash (used in) provided by financing activities	(4,677)	14,175

Net increase (decrease) in cash and cash equivalents	$12,075	$(15,312)

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended December 28, 2012 and December 30, 2011

	Six Months Ended
(in thousands of U.S. dollars)	December 28, 2012	December 30, 2011
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$115,507	$127,282
Increase (decrease) in cash and cash equivalents	12,075	(15,312)
Effect of exchange rate on cash and cash equivalents	516	108

Cash and cash equivalents at end of period	$128,098	$112,078

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 28, 2012	December 28, 2012	December 30, 2011	December 30, 2011	December 28, 2012	December 28, 2012	December 30, 2011	December 30, 2011
	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS	Net loss	Diluted EPS
GAAP measures	16,682	0.48	(33,254)	(0.97)	32,701	0.94	(17,599)	(0.51)
Items reconciling GAAP net income (loss) & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	299	0.01	465	0.01	644	0.02	911	0.03

Total related to gross profit	299	0.01	465	0.01	644	0.02	911	0.03

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,079	0.03	1,138	0.03	1,988	0.06	1,680	0.05

Total related to selling, general and administrative expenses	1,079	0.03	1,138	0.03	1,988	0.06	1,680	0.05

Related to other incomes and other expenses:
(Income) expense related to flooding	(4,825)	(0.14)	40,265	1.16	(9,645)	(0.27)	40,265	1.16

Total related to other incomes and other expenses	(4,825)	(0.14)	40,265	1.16	(9,645)	(0.27)	40,265	1.16

Related to income tax expense (benefit)
Income tax expense (benefit)	594	0.02	(2,422)	(0.07)	907	0.03	(2,422)	(0.07)

Total related to income tax expense (benefit)	594	0.02	(2,422)	(0.07)	907	0.03	(2,422)	(0.07)

Total related to net income & EPS	(2,853)	(0.08)	39,446	1.14	(6,106)	(0.17)	40,434	1.17

Non-GAAP measures	13,829	0.39	6,192	0.18	26,595	0.76	22,835	0.66

Shares used in computing diluted net income per share
GAAP diluted shares		34,804		34,396		34,737		34,309
Non-GAAP diluted shares		35,190		34,738		35,086		34,707